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                                                                  Exhibit 99.(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A (File No. 333-37727) of Kobrick Investment
Trust: Kobrick Capital Fund, Kobrick Emerging Growth Fund, and Kobrick Growth Fund of our report dated October 25, 1999 on the financial statements and financial highlights included in the September 30, 1999 Annual Report to shareholders of Kobrick Capital Fund, Kobrick Emerging Growth Fund, and Kobrick Growth Fund.

We further consent to the references to our Firm under the headings "Fund Performance" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information.



                                          /s/ PricewaterhouseCoopers LLP
                                              PricewaterhouseCoopers LLP

Boston, Massachusetts
October 25, 1999